Exhibit 99.1

Contact:
Assaf Ran, CEO
Inbar Evron-Yogev, CFO
(212) 489-6800
SOURCE: DAG Media, Inc.

DAG Media, Inc. Acquires 80% of the Shares of Shopila Corporation

NEW YORK, October 12, 2006 /PRNewswire/ -- DAG Media Inc. (Nasdaq: DAGM - news)

            DAG Media, Inc., announced today that it had purchased 80% of the shares of Shopila Corporation (“Shopila”) from Guy Mushkat for $100,000 in cash, 50,000 restricted shares of DAG Media’s Common Stock and an option to purchase 50,000 shares of DAG Media’s Common Stock under DAG Media’s stock option plan to be vested in 3 equal consecutive annual installments. In addition, Mr. Guy Mushkat, the founder and CEO of Shopila, signed a 5 year employment agreement with the company.

            Shopila is an e-commerce company that acts as a mediator between wholesale suppliers and online shoppers, buying products at low prices from wholesalers and selling them online to consumers. We believe that Shopila, which is located on the web at www.shopila.com, runs extremely lean operations in that it holds no physical inventory and partners only with drop-ship wholesale suppliers that ship directly to consumers. We believe that Shopila has developed advanced software technology, Virtual Octopus ™ (V-Octopus ™), which is designed to automatically gets product data information from many different suppliers, process that data on different company’s own requirements and formulate and then publish the processed data on different marketplaces, thereby generating the best prices on the web. In addition, Shopila’s fully- automated back-end system has been designed to streamline transactions from multiple suppliers and wholesalers.

            Shopila was founded in December 2004 by Mr. Guy Mushkat. Financial information about Shopila will be announced in future public filings, however, Shopila is forecast to generate $300,000 to $400,000 in sales in 2006.

            Guy Mushkat, CEO and founder (B.Sc.), is experienced in e-commerce, having held positions at Adar Import Inc. and Etronics Inc., both successful e-commerce companies. Mr. Mushkat has also worked at Eshed Engineering and Rosenet, leading complex projects in web and system design. Assaf Ran DAG Media’s CEO stated: “After a lingering quest for an appropriate acquisition we have identified a great growth opportunity in Shopila”. “In addition to the direct benefit from this transaction Shopila technology and marketing expertise will contribute to the success of Nextyellow.com, DAG Media’s patent pending online yellow pages solution” added Mr. Ran.

            Mr. Guy Mushkat Shopila’s CEO stated: “I am excited to join the DAG Media team. This transaction will ramp Shopila on an expedited growth path to its unique business”.

            This release contains forward-looking statements within the meaning section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are typically identified by the words “believe,” “expect,” “intend,” “estimate” and similar expressions. Those statements appear in a number of places in this release and include statements regarding our intent, belief or current expectations or those of our directors or officers with respect to, among other things, trends affecting our financial conditions and results of operations and our business and growth strategies. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as “Cautionary Statements”), including but not limited to the following: (i) the successful consummation of this acquisition (ii) the successful sale of our directories business; (iii) the success of our new business strategy; (iv) potential acquisitions; (v) our limited operating history; (vi) potential fluctuations in our quarterly operating results; (vii) challenges facing us relating to our growth; and (viii) our dependence on a limited number of suppliers. The accompanying information contained in this release, including the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which can be found in our Form 10-QSB filed for the quarter ended June 30, 2006, identifies important factors that could cause such differences. These forward-looking statements speak only as of the date of this release, and we caution potential investors not to place undue reliance on such statements. We undertake no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.